Exhibit 99.1
3M Reaches Broad Resolution of AFFF Personal Injury Litigation
3M to make $5.8 billion present value commitment through 2034 to resolve MDL personal injury claims, substantially reducing litigation risk and uncertainty

SAINT PAUL, Minn., Nov. 3, 2026 – 3M (NYSE: MMM) has entered into a broad resolution to settle PFAS-related personal injury claims that are the focus of the Aqueous Film-Forming Foam Multi-District Litigation (“AFFF MDL”) in federal district court in South Carolina. The resolution also positions 3M to manage remaining and future personal injury claims both inside and outside the AFFF MDL.

Under the agreement, 3M will make a pre-tax $7.35 billion nominal commitment over nine years, with a present value of $5.8 billion. The agreement:

    Addresses approximately 99% of current personal injury claims inside and outside the AFFF MDL, involving approximately 115,000–120,000 plaintiffs eligible to participate in the resolution, including all personal injury claims that have been the focus of the AFFF MDL litigation.
    Includes a $50 million payment in 2026, and no payments in 2027, with approximately 20% of payments due in the final two years, to align to 3M’s remaining payment obligations for other legacy settlements.

Remaining and future personal injury claims, both inside and outside the AFFF MDL, will be managed through several settlement mechanisms. These include payments contingent on plaintiffs joining the resolution, a $680 million reserve fund included in the overall financial commitment, and an anticipated MDL court order establishing evidentiary and timing requirements for plaintiffs who may seek to litigate in the future.

“This settlement is a significant milestone for 3M and substantially reduces litigation uncertainty,” said William Brown, 3M Chairman and CEO. “Following our 2023 resolution with U.S. public water suppliers and our more recent settlement with the State of New Jersey, this is another important step in managing legacy PFAS matters. With this, we will continue our focus on transforming the enterprise, strengthening operating rigor and delivering predictable, long-term performance.”

The legacy claims settled today primarily relate to PFAS compounds that 3M announced in 2000 it would voluntarily phase out and did so. In 2022, 3M further announced it would discontinue the manufacture of all PFAS globally by the end of 2025, and 3M successfully met that goal. 3M has invested in state-of-the-art water treatment technologies at sites where it historically manufactured PFAS and 3M will continue to remediate PFAS at those sites.

This agreement is not an admission of liability. If certain agreed settlement terms are not fulfilled, 3M is prepared to continue to defend itself in litigation.

Financial Considerations
As a result of the settlement, the company will record a pre-tax charge of $5.8 billion in the fourth quarter of 2026, representing the present value of contributions under the agreement. This charge will be reflected as a special item when arriving at 3M’s adjusted results, and does not change 3M’s previously issued 2026 guidance. The payment structure, over nine years, provides predictable cash flow with payments aligned to reflect other company obligations. Additional details will be included in 3M's filings with the Securities and Exchange Commission.

The strength and stability of 3M's business model and strong free cash flow capability, together with proven capital markets access, provide financial flexibility to meet its cash flow needs under this agreement and other obligations, as well as to fund other investment and growth priorities.

Conference call

3M will conduct an investor teleconference at 8:30 a.m. ET (7:30 a.m. CT) on November 4, 2026. Investors can access this conference via the following:
• Live webcast and replay at https://investors.3M.com

About 3M
3M (NYSE: MMM) is focused on transforming industries around the world by applying science and creating innovative, customer-focused solutions. Our multi-disciplinary team is working to solve tough customer problems by leveraging diverse technology platforms, differentiated capabilities, global footprint, and operational excellence. Discover how 3M is shaping the future at 3M.com/news.

Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M's News Center and the social media channels such as @3M or @3MNews.

Contacts
3M
Investor Contact:
Diane Farrow, 612-202-2449

Media Contact:
3Mnews@mmm.com

Forward-Looking Statements
Certain statements in this document, as well as other filings we make with the United States Securities and Exchange Commission (“SEC”) and other written and oral information we release are considered "forward-looking statements" under the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended ("PSLRA"). Forward-looking statements may appear throughout this document and are typically identified by the words "aim," "anticipate," "believe," "can," "continue," "could," "estimate," "evaluate," "expect," "forecast," "future," "goal," "guidance," "impact," "initial," "intend," "likely," "may," "outlook," "plan," "possible," "potential," "predict," "probable," "project," "seek," "should," "strategy," "target," "will," "would," and other words that are similar to, or have the opposite meanings of, those words.
All forward-looking statements are intended to enjoy the protection of the PSLRA’s safe harbor for forward-looking statements, as well as the protections provided by other securities laws. Forward-looking statements speak only as of the date they are made and the Company assumes no obligation to update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Although the Company believes it has a reasonable basis for the forward-looking statements it makes, those statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Changes in those assumptions, expectations, or other factors could produce materially different results. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, whether the anticipated participation by plaintiffs in the settlement will be achieved, whether the number of plaintiffs who participate in the settlement will meet current expectations or will fall below the level that would permit the Company to terminate the settlement (and whether the Company will elect to terminate the settlement if this occurs), whether there will be a significant number of future claims by plaintiffs who decline to participate in the settlement, whether the settlement is appealed or challenged, the filing of additional, or the outcome of any other pending or future, litigation relating to the claims that are the subject of the settlement, or changes in related laws or regulations. The most important risks, uncertainties, and other factors that could cause the Company's actual results to differ from the Company's forward-looking statements include: (1) worldwide economic, political, regulatory, international trade, geopolitical, tariffs, and retaliatory countermeasures, capital markets, and other external conditions, (2) foreign currency exchange rates and fluctuations in those rates, (3) liabilities and contingencies related to PFAS, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company's exit of PFAS manufacturing and work to discontinue use of PFAS across its product portfolio, (4) risks related to the PWS Settlement to resolve claims by public water suppliers in the United States regarding PFAS, as well as risks related to ongoing PFAS-related settlements and claims, (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's reports on Form 10-K, 10-Q, and 8-K, as well as compliance risks related to legal or regulatory requirements, government contract requirements, policies and practices, or other matters that require or encourage the Company or its customers, suppliers, vendors, or channel partners to conduct business in a certain way, (6) competitive conditions and customer preferences, (7) the timing and market acceptance of new product and service offerings, (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, tariffs, supply chain interruptions, or natural or other disasters, (9) unanticipated problems or delays when implementing new business systems and solutions, including with the phased implementation of a global enterprise resource planning system, or security breaches and other disruptions to the Company's information or operational technology infrastructure, (10) use of artificial intelligence technologies, (11) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies, (12) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities, (13) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans, (14) the Company’s credit ratings and its cost of funding, (15) tax-related external conditions, including changes in tax rates, laws, or regulations, (16) matters relating to the Company's Aearo Entities, Combat Arms Earplugs Settlement, and related products, and (17) matters relating to the spin-off of Solventum, the Company's former Health Care business, into an independent public company.